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                                                                   EXHIBIT 10.10

                          (SANDERS MORRIS HARRIS LOGO)

March 15, 2005



Orchids Paper Products Company
4826 Hunt Street
Pryor, OK 74361

Taglich Brothers, Inc.
The Chrysler Building
405 Lexington Ave
New York, NY 10194

Ladies and Gentlemen:

         This letter confirms our understanding that Orchid Paper Products Company, a Delaware corporation (the "Company"), and Taglich Brothers, Inc., a New York corporation ("Taglich Brothers"), have engaged the services of Sanders Morris Harris Inc., a Texas corporation ("SMH"), and SMH hereby confirms its agreement with the Company and Taglich Brothers to provide services as a "qualified independent underwriter" (the "QIU") within the meaning of Rule 2720(b)(15) of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD") with respect to the proposed offering and sale of shares (the "Shares") of common stock, [*] par value, of the Company. The price at which the Shares will be sold to the public shall not be higher than the maximum price recommended by SMH acting as the QIU.

         Taglich Brothers agrees to pay SMH $100,000 for serving as the QIU in connection with the offering and sale of the Shares, which shall be paid at the first closing of the sale of the Shares. In addition, Taglich Brothers agrees to promptly reimburse SMH for all expenses, including fees and disbursements of counsel, reasonably incurred in its capacity as QIU.

         The Company agrees to indemnify and hold harmless SMH, its directors, officers, employees, and agents, and each person who controls SMH within the meaning of either the Securities Act of 1933 (the "Act") or the Securities Exchange Act of 1934 against any and all losses, claims, damages, or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages, or liabilities (or action in respect thereof) arise out of or are based upon SMH's acting (or alleged failing to act) as the QIU in connection with the offering and sale of the Shares, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or


320 PARK AVENUE, 17TH FLOOR   NEW YORK, NY 10022  212-317-2700  FAX 212-317-2710


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Orchids Paper Products Company
Taglich Brothers, Inc.
March 15, 2005
Page 2

defending any such loss, claim, damage, liability, or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability results from the gross negligence or willful misconduct of SMH or, any misrepresentation or breach of warranty by SMH under the terms of this letter.

         SMH represents and warrants to, and agrees with, the Company and Taglich Brothers that with respect to the offering and sale of the Shares:

         (a) SMH is a member of the NASD and is qualified to act as a "qualified independent underwriter" within the meaning of paragraph (b)(15) of NASD Rule 2720.

         (b) SMH will participate in the preparation of the registration statement and the prospectus relating to the offer and sale of the Shares and will exercise the usual standards of "due diligence" in respect thereto.

         (c) SMH will undertake the legal responsibilities and liabilities of an underwriter under the Act, specifically including those inherent in Section 11 of the Act.

         (d) Based upon (i) a review of the Company, including an examination of the registration statement, information regarding the earnings, assets, capital structure, and growth rate of the Company, and other pertinent financial and statistical data, (ii) inquiries of and conferences with management of the Company and its counsel and independent public accountants regarding the business and prospects of the Company, (iii) consideration of the prospects for the industry in which the Company competes, estimates of the business potential of the Company, assessments of its management, the general condition of the securities markets, market prices of the capital stock and debt securities of, and financial and operating data concerning, companies believed by SMH to be comparable to the Company, and the demand for securities of comparable companies similar to the Shares, and (iv) such other studies, analyses, and investigations as SMH deems appropriate, and assuming the offering and sale of the Shares is made as contemplated in the prospectus, SMH will recommend a maximum initial public offering price for the Shares.

         (e) SMH will furnish to the Company and the other underwriters of the offering and sale of the Shares a letter, dated as of the first closing date of the sale of the Shares, in form and substance satisfactory to the underwriters, to the effect set forth in clauses (a) through (d) above.

         The Company, Taglich Brothers and SMH agree to comply in all material respects with all of the requirements of NASD Rule 2720 applicable to them in connection with the offering and sale of the Shares. The Company and Taglich Brothers agree to cooperate with SMH to enable SMH to comply with NASD Rule 2720 and to perform the services contemplated by this letter.


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Orchids Paper Products Company
Taglich Brothers, Inc.
March 15, 2005
Page 3


         The Company, Taglich Brothers, and SMH agree that the terms of this letter shall be incorporated into the underwriting agreement among the Company, Taglich Brothers, SMH, and the other underwriters who agree to participate in the offer and sale of the Shares; provided, however, that the rights and obligations of the parties under this letter shall in no event be deemed to be duplicative of the parties' rights and obligations under the underwriting agreement.

         After reviewing this letter, please confirm that the foregoing is in accordance with your understanding by signing and returning the duplicate of this letter attached hereto, whereupon it will be our binding agreement.

Very truly yours,

SANDERS MORRIS HARRIS INC.

By       /s/ V. MICHAEL FITZGERALD
         ---------------------------
         V. Michael Fitzgerald
         Managing Director



Accepted and agreed to
this 15th day of March, 2005


ORCHIDS PAPER PRODUCTS COMPANY


By       /s/ Keith R. Schroeder
         ---------------------------
Name:        Keith R. Schroeder
         ---------------------------
Title:       Chief Financial Officer
         ---------------------------


TAGLICH BROTHERS, INC.


By       /s/ Richard C. Oh
         ---------------------------
Name:        Richard C. Oh
         ---------------------------
Title:       Managing Director
         ---------------------------